Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

IEC Electronics Corp.
105 Norton Street
Newark, New York 14513

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 15, 2007 included in IEC Electronic Corp.’s Form 10-K for the year ended September 30, 2007 and to all references to our Firm included in this Registration Statement.

/s/ Rotenberg & Co., LLP

Rochester, New York
May 27, 2008